Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 18 of our report dated January 14, 2022, relating to the financial statements and financial highlights, which appears in PGIM Jennison MLP Fund's Annual Report on Form N-CSR for the year ended November 30, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

January 24, 2022